SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2005 (December 14, 2005)
RAINDANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31045	84-1407805

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1157 Century Drive
Louisville, CO 80027
(Address of principal executive offices and zip code)
(800) 878-7326
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
Acceleration of Vesting of Stock Options
     On December 14, 2005, pursuant to and in accordance with the recommendation of the Compensation Committee, the Board of Directors (the “Board”) of Raindance Communications, Inc. (the “Company”) approved the full acceleration of the vesting of certain unvested and “out-of-the-money” stock options with exercise prices equal to or greater than $2.05 per share previously awarded to its employees and other eligible participants, including its executive officers, but excluding those current members of the Company’s Board who are not executive officers of the Company, under the Company’s 2000 Equity Incentive Plan. The acceleration of vesting will be effective for stock options outstanding as of December 13, 2005. The weighted average exercise price of the options subject to the acceleration is $2.95.
     The Board also required that as a condition to the acceleration, each executive officer of the Company who is deemed a “Section 16 Officer” for reporting purposes, agrees to refrain from selling Common Shares acquired upon the exercise of accelerated options (other than shares needed to cover the exercise price and satisfy withholding taxes), until the earlier of the Section 16 Officer’s termination of services with the Company or the date on which such accelerated option would have vested in full under the original terms governing such options, including the stock option grant notice and resolutions adopted by the Board relevant thereto, by entering into a Lock-Up Agreement between each Section 16 Officer and the Company (the “Lock-Up Agreement”). The form of the Lock-Up Agreement is attached hereto as Exhibit 99.1.
     The purpose of the acceleration is primarily to minimize certain future compensation expense that the Company would otherwise recognize in its statements of operations with respect to these options pursuant to Financial Accounting Standards Board Statement No. 123 (revised 2004), “Share-Based Payment,” which becomes effective as to the Company for reporting periods beginning after December 31, 2005. The pre-tax charge estimated by the Company to be avoided as a result of the acceleration amounts to approximately $4.7 million over the course of the original vesting periods (of which approximately $3.3 million is attributable to options held by Section 16 executive officers). The avoided estimated pre-tax charge over the next three years is expected to be approximately $2.4 million in 2006, approximately $2.0 million in 2007 and approximately $0.3 million in 2008.
     In making the decision to accelerate these options, the Board considered a number of factors, including the interests of our shareholders in eliminating the amortization of compensation expense represented by unvested options, the accounting impact of vesting acceleration, the potential impact on employee morale and the potential benefit to the Company’s market value. The acceleration will make it easier for investors to compare our future results with those of prior fiscal periods.

Forward Looking Statements
     This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the accounting treatment of vesting acceleration of unvested out-of-the-money stock options, the effect of SFAS 123R and the anticipated benefits of accelerating vesting of certain unvested stock options. Factors that could cause actual results to differ materially from the forward-looking statements include the possibility that SFAS 123R will not be implemented as anticipated and that the acceleration of vesting of certain unvested stock options will not benefit the Company as anticipated. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, such as those discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and all quarterly reports on Form 10-Q for the following fiscal quarters. All forward-looking statements in this current report on Form 8-K are based on information available to the Company as of the date hereof, and it assumes no duty to update these forward-looking statements.
Item 9.01 — Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

10.1	Form of Lock-Up Agreement between the Company and Certain of its Executive Officers.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINDANCE COMMUNICATIONS, INC.
Date: December 19, 2005

	By:	/s/ Nicholas J. Cuccaro
Nicholas J. Cuccaro
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Lock-Up Agreement between the Company and Certain of its Executive Officers.